SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2003

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 278-1100

Item 5. Other Events.

On September 9, 2003, SAFLINK Corporation (the “Company”) announced that it has been awarded U.S. Patent No. 6,618,806 from the United States Patent and Trademark Office for a system for authenticating users in a computer network. The Company previously announced allowance of the patent application; the September 9, 2003, announcement related to the actual patent award. The patent award is for twenty years and has a priority date of July 6, 1998.

The Company is also seeking additional patent protection for a number of key elements of its product line. The Company principally relies upon patent, trademark, copyright, trade secret and contract law to establish and protect its proprietary rights. The Company intends to continue to pursue patent protection as it seeks to strengthen the protection of its intellectual property.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of SAFLINK Corporation, dated September 9, 2003, regarding award of U.S. Patent No. 6,618,806 for a system for authenticating users in a computer network

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

September 10, 2003	By:	/s/ GLENN ARGENBRIGHT
Glenn Argenbright President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of SAFLINK Corporation, dated September 9, 2003, regarding award of U.S. Patent No. 6,618,806 for a system for authenticating users in a computer network

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